Exhibit 99.1

Sea Coast Towing, Inc.
Balance Sheet
(in thousands of dollars)

September 30, 2005
(unaudited)
Assets
Current assets
Cash	$966
Accounts receivable—third parties	4,562
Accounts receivable—affiliated companies	1,170
Fuel supplies	283
Prepaid expenses and other current assets	326
Total current assets	7,307
Vessels and equipment, net	39,818
Other assets, net of amortization	5
Total assets	$47,130
Liabilities and Shareholder’s Equity
Current liabilities
Current portion of capital lease obligation	$377
Accounts payable—third parties	1,871
Accounts payable—affiliated companies	79
Accrued expenses and other current liabilities	1,886
Total current liabilities	4,213
Capital lease obligation	1,572
Deferred income taxes	1,131
Total liabilities	6,916
Commitment and contingencies
Common stock $1 par value; 100,000 shares authorized, 20,000 shares issued and outstanding	20
Paid in capital	13,304
Retained earnings	26,890
Total shareholder’s equity	40,214
Total liabilities and shareholder’s equity	$47,130

The accompanying notes are an integral part of these financial statements.

Sea Coast Towing, Inc.
Statement of Operations
(in thousands of dollars)

	For the Nine Months Ended September 30,
	2005	2004
	(unaudited)
Voyage revenue:
Third parties	$32,876	$25,789
Affiliated companies	8,177	8,086
	41,053	33,875
Voyage expenses	7,554	4,383
Voyage expenses paid to affiliated companies	1,244	1,123
Vessel operating expenses	21,991	18,011
Vessel operating expenses paid to affiliated companies	103	124
General and administrative expenses	2,998	2,461
General and administrative expenses paid to affiliated companies	9	57
Depreciation and amortization	2,958	3,692
Net gain on disposal of assets	—	(73)
Total operating expenses	36,857	29,778
Operating income	4,196	4,097
Interest expense, net	90	—
Other (income) expense, net	(191)	(23)
Income before provision for income taxes	4,297	4,120
Provision for income taxes	1,222	—
Net income	$3,075	$4,120

The accompanying notes are an integral part of these financial statements.

Sea Coast Towing, Inc.
Statements of Shareholder’s Equity
(in thousands of dollars)

	Common Stock	Paid In Capital	Retained Earnings	Total Shareholder Equity

Balance at December 31, 2004	$20	$13,304	$25,327	$38,651
Net income for the nine months ended September 30, 2005 (unaudited)	—	—	3,075	3,075
Distributions to the Parent, net (unaudited)	—	—	(1,512)	(1,512)
Balance at September 30, 2005 (unaudited)	$20	$13,304	$26,890	$40,214

The accompanying notes are an integral part of these financial statements.

Sea Coast Towing, Inc.
Statements of Cash Flows
(in thousands of dollars)

	For the Nine Months Ended September 30,
	2005	2004
	(unaudited)
Cash flows from operating activities
Net income	$3,075	$4,120
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,958	3,692
Deferred income taxes	1,131	—
Equity investment loss	—	63
Net gain on disposal of assets	—	(23)
Gain on sale of equity investment	—	(50)
Changes in operating assets and liabilities
Accounts receivable	(556)	(2,319)
Fuel supplies	379	(209)
Prepaid expenses and other current assets	24	(304)
Accounts payable	(561)	35
Accrued expenses and other current liabilities	244	32
Net cash provided by operating activities	6,694	5,037
Cash flows from investing activities
Capital expenditures	(4,001)	(358)
Proceeds from sale of assets	—	99
Proceeds on sale of equity investment	—	2,222
Net cash (used in) provided by investing activities	(4,001)	1,963
Cash flows from financing activities
Distributions to the Parent	(2,462)	(9,865)
Contributions from the Parent	950	3,250
Principal payments on capital lease	(279)	—
Net cash used in financing activities	(1,791)	(6,615)
Cash
Net increase	902	385
Balance at beginning of period	64	110
Balance at end of period	$966	$495

Supplemental disclosure of cash flow information
Cash paid during the year for interest, net of amounts capitalized	$90	$—
Supplemental disclosure of noncash investing and financing activities
Assets transferred from the Parent at net book value	$—	$563
Assets acquired with a capital lease	$2,228	$—

The accompanying notes are an integral part of these financial statements.

Sea Coast Towing, Inc.
Notes to Financial Statements
(in thousands of dollars)

1.  The Company

Sea Coast Towing, Inc. (“the Company”) was a Seattle-based tug and barge company engaged in the marine transportation of refined petroleum products on the West Coast, throughout Alaska and Puerto Rico. The Company was owned by Marine Resources Group, Inc. (“MRG”). MRG is a wholly owned subsidiary of Saltchuk Resources, Inc. (collectively the “Parent”).

On August 23, 2005, MRG entered into definitive purchase agreements with K-Sea Transportation Partners L.P. (“K-Sea”) whereby K-Sea acquired, through its operating partnership, all of the outstanding capital stock of the Company and four tug boats.  The acquisition closed on October 18, 2005, and the purchase price for the Company consisted of $77,000 in cash and 125,000 common units representing limited partner interests in K-Sea.

2.  Summary of Significant Accounting Policies

Basis of Presentation

The preparation of these financial statements include the use of “carve out” accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred at the Parent level, which related to or were incurred on behalf of the Company and have been identified and allocated as appropriate to reflect the stand-alone financial results of the Company for the periods presented, in accordance with accounting principles generally accepted in the United States of America. Certain administrative, legal, insurance and accounting fees are allocated from the Parent to the Company based on specifically identifiable expenses or proportionally based on the Company’s revenue as a percentage of the Parent’s consolidated revenue. These allocations were $1,010 and $45 for the nine months ended September 30, 2005 and 2004, respectively.  Management of the Company believes that the allocation of costs for these services is reasonable.  Periodically, the Company’s excess cash is remitted to the Parent and is recorded as distributions to the Parent. Expenses paid by the Parent on behalf of the Company or cash received from the Parent are recorded as a reduction of distributions to the Parent.  No debt or interest expense has been allocated to the Company from the Parent as the Parent does not maintain debt specifically relating to the Company.  These financial statements may not necessarily be indicative of the cost structure or results of operations that would have existed or will exist in the future assuming the Company operated as a stand-alone, independent company.

The Parent may incur a built-in gains tax which is imposed if the Company disposed of assets having a fair market value which exceeds their tax basis during a ten-year period following the date of election as a Subchapter S Corporation by the Parent on January 1, 1997.  For the nine months ended September 30, 2005, the Parent allocated to the Company a deferred income tax liability and related deferred income tax expense of $1,131 (unaudited) related to federal and state built-in gains tax. The deferred income tax liability relates to assets owned by the Company and was estimated based on amounts expected to be paid by the Parent, as the built-in gains tax may be assessed and paid at the Parent level at the date of the sale of assets.  In May 2005, the Parent determined that it was probable it would sell certain assets of the Company, which would be subject to the built-in gains tax.

Interim Financial Data

The interim financial data are unaudited. However, in the opinion of management, the interim financial data as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004 includes all adjustments, consisting only of normal recurring adjustments necessary for a fair statement of results for the interim periods. The results of operations for interim periods are not necessarily indicative of the results of operations to be expected for a full year.  These financial statements should be read in conjuction with the Company’s financial statements as of December 31, 2004 and 2003 and for the three years in the period ended December 31, 2004, and the notes thereto, included in K-Sea’s Current Report on Form 8-K filed with the Securities and Exchange Commisssion on October 7, 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. The most significant estimates relate to depreciation of the vessels and liabilities incurred from workers’ compensation, commercial and other insurance claims. Actual results could differ significantly from these estimates.

Cash

The Company’s cash balance consists primarily of checking accounts and petty cash funds on numerous vessels.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of risk are primarily cash and trade accounts receivable. The estimated fair value of the Company’s financial instruments approximates their fair value due to their short-term nature. The Company maintains its cash on deposit at a financial institution in amounts that, at times, may exceed insurable limits.

With respect to trade accounts receivable, the Company extends credit based upon an evaluation of a customer’s financial condition and generally does not require collateral. The Company does not have an allowance for doubtful accounts and does not believe it is exposed to concentrations of credit risk that are likely to have a material adverse effect on its financial position, results of operations or cash flows.

Fuel Supplies

Fuel supplies consist of fuel used to operate the vessels. Fuel on hand at the end of the period is recorded at cost, on a first-in first-out basis.

Vessels and Equipment

Vessels and equipment are recorded at cost, including capitalized interest where appropriate, and depreciated using the straight-line method over the estimated useful lives of the individual assets ranging from five to 20 years.

Major renewals and betterments of assets are capitalized and depreciated over the remaining useful lives of the assets. Maintenance and repairs that do not improve or extend the useful lives of the assets are expensed, including mandatory drydocking expenditures, unless the asset is improved or the asset life is extended.

Leased vessels meeting certain criteria are capitalized and the present value of the related lease payments is recorded as a liability. Amortization of the capitalized lease assets is computed using a straight-line method over the useful lives of the assets.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets used in operations when indicators of impairments are present and changes in circumstances indicate the carrying amount may not be recoverable. If the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts, an impairment loss would be recognized to the extent the carrying amount exceeds fair value.

When property items are retired, sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts with any gain or loss on the dispositions included in income. Assets to be disposed of are reported at the lower of their carrying amounts or fair values, less the estimated costs of disposal.

Revenue Recognition

The Company earns revenue under contracts of affreightment (moving cargo), voyage charters, and time charters. For contracts of affreightment and voyage charters, revenue is recognized ratably based upon the relative transit time for individual voyages in each period. Although contracts of affreightment and certain contracts for voyage charters may be effective for a period in excess of one year, revenue is recognized over the transit time of individual voyages, which is generally less than ten days in duration. For time charters, revenue is recognized ratably over the contract period. Estimated losses on contracts of affreightment and charters are accrued when such losses become evident.

Income Taxes

The Parent has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and the Company, prior to being acquired by K-Sea, was included in the consolidated income tax return of the Parent.  Under those provisions, the Company’s federal taxable income passed through to the Parent and ultimately to the personal federal income tax returns of the shareholders of the Parent.

The Parent may incur a “built-in gains” tax which is imposed if the Company disposes of assets having a fair market value which exceeds their tax basis during a ten-year period following the date of election as a Subchapter S Corporation by the Parent on January 1, 1997.

The states in which the Company operates recognized the Company’s S Corporation status for state income tax purposes and, as such, the state taxable income flowed through to the Parent in the same manner as federal taxable income. The Company started operations in Puerto Rico in January 2005, and these operations are subject to Puerto Rico income tax.  The Company provided for Puerto Rico income taxes for the nine months ended September 30, 2005.

3.  New Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 123(R), Share-Based Payment (“FAS 123(R)”). FAS 123(R) revises FASB Statement No. 123, Accounting for Stock-Based Compensation (“FAS 123”) and requires companies to expense the fair value of employee stock options and other forms of stock-based compensation. In addition to revising FAS 123, FAS 123(R) supersedes Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. The Company is required to adopt FASB 123(R) as of January 1, 2006. The Company does not expect that such adoption will have a significant impact on its financial position, results of operations or cash flows.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 153, Exchanges of Nonmonetary Assets (“FAS 153”) which is an amendment of APB Opinion No. 29. FAS 153 addresses the measurement of exchanges of nonmonetary assets. It eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. FAS 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company is required to adopt FAS 153 for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005 and does not expect that such adoption will have a significant impact on its financial position, results of operations or cash flows.

On April 4, 2005, the FASB issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143 (“FIN 47”). This interpretation clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. It also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The Company is required to adopt FIN 47 as of December 31, 2005, and does not expect that such adoption will have a significant impact on its financial position, results of operations or cash flows.

On June 2, 2005, the FASB issued FASB Statement No. 154, Accounting Changes and Error Corrections-a replacement of APB No. 20 and FAS No. 3 (“FAS 154”). FAS 154 replaces APB Opinion No. 20, Accounting Changes (“APB 20”) and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements and changes the requirements for the accounting for and reporting of a change in accounting principle. FAS 154 applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. The Company is required to adopt FAS 154 as of January 1, 2006, and does not expect that such adoption will have a significant impact on its financial position, results of operations or cash flows.

4.  Accounts Receivable

Accounts receivable consisted of the following:

September 30, 2005
(unaudited)
Trade receivables—third parties	$3,463
Other receivable—third parties	1,099
Total accounts receivable—third parties	4,562
Trade receivable—affiliated companies	1,170
Total accounts receivable—affiliated companies	$1,170

5.  Vessels and Equipment

Vessels and equipment comprised the following:

September 30, 2005
(unaudited)
Vessels	$62,908
Pier, office equipment and leasehold improvements	976
63,884
Less: Accumulated depreciation	(24,066)
Vessels and equipment, net	$39,818

Depreciation of vessels and equipment and amortization of leasehold improvements for the nine months ended September 30, 2005 and 2004 was $2,958 (unaudited) and $3,692 (unaudited), respectively.  Construction in process included in vessels was $473 (unaudited) at September 30, 2005. The net book value of assets under a capital lease totalled $2,119 (unaudited) at September 30, 2005 and is included in vessels.

Acquisitions

During the nine months ended September 30, 2005, the Company acquired one tug and assumed a lease from an affiliated company at net book value of $2,735 (unaudited). During the nine months ended September 30, 2004, the Company acquired two tugboats from affiliated companies at net book value of $563 (unaudited).

Dispositions

During the nine months ended September 30, 2004, the Company sold assets to third parties for a total sales price of $99 (unaudited) for the nine months ended September 30, 2004, which resulted in a gain of $23 (unaudited) for the nine months ended September 30, 2004.

6.  Income Taxes

The provision for income taxes consists of the following:

	For the nine months ended September 30,
	2005	2004
	(unaudited)
Current:
Puerto Rico income tax	$91	$—
Deferred:		—
Federal built-in gains tax	1,012	—
State built-in gains tax	119	—
Total deferred	1,131	—
Total income tax provision	$1,222	$—

The reconciliation of the effective income tax rate on income or loss before taxes with the federal statutory rate is as follows:

	For the nine months ended September 30,
	2005	2004
	(unaudited)
Federal income tax rate	35%	35%
S-Corporation earnings not subject to tax	(35)%	(35)%
Puerto Rico income tax	2.1%	—
Federal built-in gains tax	23.5%	—
State built-in gains tax	2.8%	—
	28.4%	—

As discussed in note 2, the Parent may be subject to federal and state built-in gains tax related to certain assets owned by the Company. Although this tax liability will be paid by the Parent, under the use of “Carve Out” accounting procedures, the deferred income tax liability of $1,131 (unaudited) and related deferred income tax expense at September 30, 2005 relating to federal and state built-in gains has been allocated to the Company by the Parent.

7.  Equity Investment

The Company accounted for its 49% investment in qayaq marine transportation, LLC (“qayaq”) using the equity method. qayaq’s principal business was providing cargo lighterage support in the State of Alaska. Cargo lighterage is defined as moving cargo from shore to an offshore vessel. In March 2004, the Company sold its 49% interest in qayaq for $2,222, resulting in a gain of $50.

8.  Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities comprised the following:

September 30, 2005
(unaudited)
Payroll related costs	$717
Discretionary 401(k) contributions	427
Other liabilities	742
Total accrued expenses and other current liabilities	$1,886

The Company has a defined contribution plan that qualifies under Section 401(k) of the Internal Revenue Code. The plan covers all eligible employees and provides that eligible employees may make contributions, subject to Internal Revenue Code limitations, and the Company will match the first 25% of employee compensation contributed, up to a maximum of 4%. In addition, the plan allows for an annual discretionary employer contribution up to 4% of an employee’s annual compensation. Employer contribution expenses under the 401(k) plan totaled $63 (unaudited) and $54 (unaudited) for the nine months ended September 30, 2005 and 2004, respectively.  Accrued expenses for the 401(k) plan totaled $35 (unaudited) as of September 30, 2005.

The Company has accrued for the estimated exposure for self-insurance risks and retained losses. Hull and machinery insurance covers risks of actual or constructive loss from collision, towers liabilities, fire, grounding and engine breakdown up to an agreed value per vessel.

Protection and indemnity insurance (“P&I”) covers third-party liabilities and other related expenses from, among other things, injury or death of crew, passengers and other third parties, claims arising from collisions, damage to cargo, damage to third-party property, asbestos exposure and pollution arising from oil or other substances. The total liability recorded for self-insured P&I and hull and machinery claims was $547 (unaudited) at September 30, 2005.

The Company provided a self-funded health insurance plan for employees, jointly with Delta Western (“Delta”), a wholly owned subsidiary of the Parent, prior to November 30, 2004. The program was managed by a third party administrator. Insurance reserves were $41 (unaudited) as of September 30, 2005.

9.  Commitments and Contingencies

Non-Cancelable Operating Leases

The Company has agreements with the port authority in Seattle to lease terminal facilities and docking rights for its vessels. The leases expire in 2008 with renewal options for one additional five-year term. The Company also leases some of its barges.

In addition, the Company is a party to other non-cancelable operating leases. In 2004, there were four barges under operating leases.

Rental, charter and moorage expense charges were $4,223 (unaudited) and $2,880 (unaudited) for operating leases for the nine months ended September 30, 2005 and 2004, respectively.

The Company is the subject of various claims and lawsuits in the ordinary course of business for monetary relief arising principally from personal injuries, collisions and other casualties. Although the outcome of any individual claim or action cannot be predicted with certainty, the Company believes that any adverse outcome, individually or in the aggregate, would be substantially mitigated by applicable insurance and would not have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows.

The Company is subject to deductibles with respect to its insurance coverage that range from $25 to $35 per incident with an annual aggregate of $200 for hull and machinery claims.

An employee of the Company has an employment agreement that requires the Company to pay the employee a specified amount upon a change in control, as defined.

Effective January 1, 2005, the Company amended a lease agreement for a barge extending the term of the lease and to include a purchase option in conjunction with a change in service for the vessel. As a result of the amendment, the lease was classified as a capital lease on January 1, 2005.

10.  Affiliated Company Activity

Prior to the acquisition by K-Sea, the Company entered into transactions with affiliated companies of the Parent in the normal course of business. The Parent also owns Delta, and MRG owns Foss Maritime (“Foss”) and AmNav.  The Parent owned

Foss Environmental Services (“FES”). Delta is one of the Company’s largest customers.  Foss and AmNav provide ship assists and other marine related services at market rates.  FES provided environmental compliance services for the Company.

Prior to the acquisition by K-Sea, the Parent provided its senior lenders and banks with a collateral interest in the majority of the Company’s marine assets in the form of a marine mortgage, along with a collateral interest in the majority of the Company’s accounts receivable, inventory, and other assets.  Covenants in the agreements with the lenders and banks limited business acquisitions by the Company without lender approval, limited the amount of asset sales each year without lender approval, and placed limitations on the dollar amount of shares that can be purchased from shareholders and distributions.  These collateral interests and covenants were removed as of the acquisition date.

The Company receives rental income from the sublease of commercial office space to an affiliated (pre-acquisition) company under an agreement that expires in 2008.  The lease agreement is accounted for as an operating lease.

The Company leases certain vessels under time charter to affiliated (pre-acquisition) companies and third parties.

In addition to the above minimum charter revenues, the Company has an ongoing agreement with Delta for charter services at cost plus 10%.

11.  Major Customers

Four customers accounted for 22%, 19%, 12% and 11% (unaudited) of revenue for the nine months ended September 30, 2005. Five customers accounted for 23%, 22%, 14%, 11% and 11% (unaudited) of revenue for the nine months ended September 30, 2004.  Delta, an affiliated company prior to the K-Sea acquisition, accounted for 19% and 23% (unaudited) of revenue for the nine months ended September 30, 2005 and 2004, respectively.